UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2007

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2007, pursuant to the terms and provisions of a Restricted Stock Agreement (“RSA”) dated as of that date between registrant and each of several employees, the following named executive officers were awarded shares of restricted common stock in American Vanguard Corporation in the following amounts:

Eric G. Wintemute	10,000 shares
James A. Barry	4,000 shares
Glen D. Johnson	6,000 shares
Christopher K. Hildreth	4,000 shares
Robert F. Gilbane	4,000 shares

The RSA provides, in principle, that the restricted stock (i) vests entirely on the third anniversary of the award date (i.e., June 7, 2010, the “Vesting Date”); (ii) may not be sold, transferred, assigned, pledged or disposed of until the Vesting Date; (iii) will be forfeited if for any reason the subject employee ceases to be employed on a full-time basis by the company prior to the Vesting Date; and (iv) shall be deemed to become fully vested in the event of a change of control prior to the Vesting Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 12, 2007	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly Vice President & General Counsel